Exhibit 99.5

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and For the Nine Months Ended September 30, 2010 and For the Year Ended December 31, 2009

On October 22, 2010, Ventas, Inc. (“Ventas” or the “Company”) announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities managed by Atria Senior Living Group (“Atria”) (including assets owned by Atria’s affiliate One Lantern Senior Living Inc (“One Lantern”)) from funds affiliated with Lazard Real Estate Partners for a purchase price of approximately $3.1 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares), $150 million in cash and the assumption or repayment of approximately $1.6 billion of debt and capital lease obligations, less assumed cash. These pro forma condensed consolidated financial statements assume no repayment of the $1.6 billion of net debt. Certain assets and liabilities of Atria and One Lantern consisting primarily of the property management business and certain working capital, property leases and insurance items will not be acquired and have been so reflected in the pro forma adjustments.

The following unaudited pro forma condensed consolidated financial information sets forth:

•

The historical consolidated financial information of Ventas as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009 derived from Ventas’s consolidated financial statements;

•

The historical consolidated financial information of Atria and One Lantern as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009 derived from Atria and One Lantern’s consolidated financial statements, respectively;

•

Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on the consolidated balance sheet of Ventas as of September 30, 2010, as if the acquisition closed on September 30, 2010;

•

Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on the consolidated statements of income of Ventas for the nine months ended September 30, 2010, as if the acquisition closed on January 1, 2010 and for the year ended December 31, 2009, as if the acquisition closed on January 1, 2009; and

•

Pro forma adjustments to give effect to Ventas’s other 2009 and 2010 acquisitions and other investments, dispositions, significant debt activity and 2009 equity offering on the consolidated statements of income of Ventas for the nine months ended September 30, 2010, as if these transactions occurred on January 1, 2010 and for the year ended December 31, 2009, as if these transactions occurred on January 1, 2009.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Ventas’s management; however, they are not necessarily indicative of what Ventas’s consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Further, as these unaudited pro forma condensed consolidated financial statements include only those adjustments directly attributable to the transactions described above, they do not include the impact of any strategies that management may consider in order to continue to efficiently manage Ventas’s operations. This pro forma condensed consolidated financial information should be read in conjunction with:

•

Ventas’s unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q for the quarter then ended, filed with the Securities and Exchange Commission (“SEC”) on November 5, 2010; and

•	Ventas’s audited consolidated financial statements as of and for the year ended December 31, 2009 included in the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2010.

The acquisition of Atria and One Lantern will be accounted for using the purchase method of accounting. The total purchase price of approximately $3.1 billion will be allocated to the assets acquired and liabilities assumed based upon their respective fair values. The purchase price allocation has not been finalized and is subject to change based upon finalization of working capital adjustments and completion of appraisals of the tangible and intangible assets acquired. The purchase price allocation is preliminary and will be finalized once the transaction closes which is anticipated to occur in the first half of 2011. The allocations included in the pro forma condensed consolidated financial statements are estimates based upon the best available information at the current time. Upon closing the Company will record the fair value of the assets and liabilities assumed utilizing all available information including appraisal information with respect to the tangible and intangible assets acquired.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2010

(In thousands)

	Historical
	Ventas	Atria (A)	One Lantern (B)	Acquisition Adjustments (C)		Pro Forma As Adjusted
Assets
Net real estate investments	$5,454,226	$1,055,732	$717,827	$1,393,397	(D)	$8,621,182

Cash and cash equivalents	33,790	161,916	21,085	(94,683	) (E)	122,108
Escrow deposits and restricted cash	41,985	29,139	33,599	(12,864	) (E)	91,859
Deferred financing costs, net	22,739	12,191	4,343	(16,534	) (F)	22,739
Other	248,077	123,092	15,968	(22,596	) (G)	364,541

Total assets	$5,800,817	$1,382,070	$792,822	$1,246,720		$9,222,429

Liabilities and equity:
Liabilities:
Senior notes payable and other debt	$2,895,547	$1,072,914	$651,180	$190,331	(H)	$4,809,972
Accrued interest	33,748	162	7,153	(12	) (E)	41,051
Accounts payable and other accrued liabilities	202,985	81,620	39,922	(23,261	) (I)	301,266
Deferred income taxes	252,351	29,409	—	20,591	(J)	302,351

Total liabilities	3,384,631	1,184,105	698,255	187,649		5,454,640

Commitments and contingencies

Equity:
Total stockholders’ equity	2,401,482	197,965	56,834	1,096,804	(K)	3,753,085
Noncontrolling interest	14,704	—	37,733	(37,733	) (L)	14,704

Total equity	2,416,186	197,965	94,567	1,059,071		3,767,789

Total liabilities and equity	$5,800,817	$1,382,070	$792,822	$1,246,720		$9,222,429

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the nine months ended September 30, 2010

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2010 Transactions Adjustments (M)	Pro Forma as Adjusted for Ventas 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Acquisition Adjustments (C)		Pro Forma As Adjusted
Revenues:
Rental income:
Triple-net leased	$351,625	$254	$351,879	$—	$—	$—		$351,879
Medical office buildings	47,246	20,990	68,236	—	—	—		68,236
Resident fees and services	331,535	1,636	333,171	349,058	123,149	(24,792	) (N)	780,586
Medical office building services revenue	6,711	13,422	20,133	—	—	—		20,133
Income from loans and investments	11,336	964	12,300	—	—	—		12,300
Interest and other income	420	6	426	59,324	643	(59,675	) (N)	718

Total revenues	748,873	37,272	786,145	408,382	123,792	(84,467)		1,233,852

Expenses:
Interest	133,449	10,465	143,914	52,122	35,267	(19,740	) (O)	211,563
Depreciation and amortization	154,458	12,883	167,341	38,591	17,040	78,787	(P)	301,759
Property-level operating expenses:
Senior living	219,802	1,436	221,238	296,349	82,654	(57,403	) (Q)	542,838
Medical office buildings	16,267	7,416	23,683	—	—	—		23,683
Medical office building services costs	4,633	9,266	13,899	—	—	—		13,899
General, administrative and professional fees	35,819	7,548	43,367	35,413	498	(35,911	) (N)	43,367
Foreign currency (gain) loss	(404)	—	(404)	—	—	—		(404)
Loss on extinguishment of debt	6,549	—	6,549	2	—	(2	) (N)	6,549
Other	—	—	—	4,091	8,812	(61	) (N)	12,842
Merger related expenses and deal costs	11,668	514	12,182	—	—	—		12,182

Total expenses	582,241	49,528	631,769	426,568	144,271	(34,330)		1,168,278

Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	166,632	(12,256)	154,376	(18,186)	(20,479)	(50,137)		65,574
(Loss) income from unconsolidated entities	(392)	(784)	(1,176)	—	75	(75	) (N)	(1,176)
Income tax (expense) benefit	(2,352)	—	(2,352)	5,165	—	31,145	(R)	33,958

Income (loss) from continuing operations	163,888	(13,040)	150,848	(13,021)	(20,404)	(19,067)		98,356
Discontinued operations	7,139	(7,139)	—	—	—	—		—

Net income (loss)	171,027	(20,179)	150,848	(13,021)	(20,404)	(19,067)		98,356
Net income (loss) attributable to noncontrolling interest	2,443	—	2,443	—	(2,962)	2,962	(L)	2,443

Net income (loss) attributable to common stockholders	$168,584	$(20,179)	$148,405	$(13,021)	$(17,442)	$(22,029)		$95,913

Earnings per common share:
Basic	$1.08	n/a	$0.95	n/a	n/a	n/a		$0.53
Diluted	$1.07	n/a	$0.94	n/a	n/a	n/a		$0.53

Shares used in computing earnings per common share:
Basic	156,566	n/a	156,566	n/a	n/a	24,959	(S)	181,525
Diluted	157,453	n/a	157,453	n/a	n/a	24,959	(S)	182,412

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2009

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2009 and 2010 Transactions Adjustments (M)	Pro Forma as Adjusted for Ventas 2009 and 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Acquisition Adjustments (C)		Pro Forma As Adjusted
Revenues:
Rental income:
Triple-net leased	$460,646	$1,225	$461,871	$—	$—	$—		$461,871
Medical office buildings	35,922	52,681	88,603	—	—	—		88,603
Resident fees and services	421,058	5,007	426,065	441,663	154,501	(32,327	) (N)	989,902
Medical office building services revenue	—	26,844	26,844	—	—	—		26,844
Income from loans and investments	13,107	2,319	15,426	—	—	—		15,426
Interest and other income	842	13	855	76,354	531	(75,893	) (N)	1,847

Total revenues	931,575	88,089	1,019,664	518,017	155,032	(108,220)		1,584,493

Expenses:
Interest	176,990	8,414	185,404	68,721	48,217	(25,576	) (O)	276,766
Depreciation and amortization	199,531	30,200	229,731	46,268	30,181	102,774	(P)	408,954
Property-level operating expenses:
Senior living	290,045	4,454	294,499	379,315	107,437	(73,475	) (Q)	707,776
Medical office buildings	12,768	19,008	31,776	—	—	—		31,776
Medical office building services costs	—	18,532	18,532	—	—	—		18,532
General, administrative and professional fees	38,830	15,096	53,926	43,896	1,304	(45,200	) (N)	53,926
Foreign currency loss	50	—	50	—	—	—		50
Loss on extinguishment of debt	6,080	—	6,080	462	115	(577	) (N)	6,080
Other	—	—	—	3,804	(13,536)	(124	) (N)	(9,856)
Merger related expenses and deal costs	13,015	1,028	14,043	—	590	—		14,633

Total expenses	737,309	96,732	834,041	542,466	174,308	(42,178)		1,508,637

Income (loss) before loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	194,266	(8,643)	185,623	(24,449)	(19,276)	(66,042)		75,856
Loss from unconsolidated entities	—	(1,568)	(1,568)	—	(45)	45	(N)	(1,568)
Income tax benefit	1,719	—	1,719	4,732	—	43,407	(R)	49,858

Income (loss) from continuing operations	195,985	(10,211)	185,774	(19,717)	(19,321)	(22,590)		124,146
Discontinued operations	73,375	(73,375)	—	(103)	4,513	(4,410	) (N)	—

Net income (loss)	269,360	(83,586)	185,774	(19,820)	(14,808)	(27,000)		124,146
Net income attributable to noncontrolling interest	2,865	(595)	2,270	—	329	(329	) (L)	2,270

Net income (loss) attributable to common stockholders	$266,495	$(82,991)	$183,504	$(19,820)	$(15,137)	$(26,671)		$121,876

Earnings per common share:
Basic	$1.75	n/a	$1.17	n/a	n/a	n/a		$0.67
Diluted	$1.74	n/a	$1.17	n/a	n/a	n/a		$0.67

Shares used in computing earnings per common share:
Basic	152,566	3,660	156,226	n/a	n/a	24,959	(S)	181,185
Diluted	152,758	3,660	156,418	n/a	n/a	24,959	(S)	181,377

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

Ventas, Inc. (“Ventas” or the “Company”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada. The historical consolidated financial statements of Ventas include the accounts of the Company and its wholly owned subsidiaries and joint venture entities over which it exercises control.

On October 22, 2010, Ventas announced that it had entered into a definitive agreement to acquire 118 private pay seniors housing communities managed by Atria Senior Living Group (“Atria”) (including assets owned by Atria’s affiliate One Lantern Senior Living Inc (“One Lantern”)) from funds affiliated with Lazard Real Estate Partners (“Lazard”) for a purchase price of approximately $3.1 billion, comprised of $1.35 billion in Ventas common stock (a fixed 24.96 million shares), $150 million in cash and the assumption or repayment of approximately $1.6 billion of debt and capital lease obligations, less assumed cash. These pro forma condensed consolidated financial statements assume no repayment of the $1.6 billion of net debt.

NOTE 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	Reflects historical financial condition or results of operations of Atria as of or for the nine months ended September 30, 2010 or for the year ended December 31, 2009. Certain amounts have been reclassified to conform to Ventas’s presentation.

(B)	Reflects historical financial condition or results of operations of One Lantern as of or for the nine months ended September 30, 2010 or for the year ended December 31, 2009. Certain amounts have been reclassified to conform to Ventas’s presentation.

(C)	Represents adjustments to record the acquisition of Atria and One Lantern by Ventas based upon the purchase price of approximately $3.1 billion. The calculation of the purchase price to be allocated is as follows (in millions, except per share amounts):

Equity to be issued (24.96 million shares at $54.09/share)	$1,350
Cash to be paid (assumed to be funded with borrowings from our unsecured revolving credit facilities)	150
Assumption of net debt, including capital lease obligations	1,618

Purchase price	$3,118

(D)	Reflects adjustment to eliminate assets of Atria and One Lantern that Ventas is not purchasing and adjustment to record the estimated increase over Atria and One Lantern’s historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets. These estimated values are as follows (in millions):

Land	$608
Buildings and improvements	2,445
Acquired lease intangibles	114

Estimated value of net real estate investments	$3,167

(E)	Reflects adjustments to eliminate assets and liabilities of Atria and One Lantern that Ventas is not acquiring or assuming as part of the working capital consideration.

(F)	Represents the write-off of Atria and One Lantern’s deferred financing costs, which were not assigned any value in the allocation of the acquisition.

(G)	Reflects adjustment to eliminate other assets of Atria and One Lantern that Ventas is not acquiring as part of the working capital consideration, net of other acquired assets.

(H)	Represents the following adjustments (in millions):

Write-off Atria and One Lantern’s fair market value of debt adjustment	$29
Fair market value of debt adjustment allocated for the acquisition	61
Debt not assumed as part of the acquisition	(57)
Net adjustment allocated for the acquired capital lease obligations	7
Net borrowings on unsecured revolving credit facility	150

Pro forma adjustment to debt	$190

(I)	Reflects adjustment to eliminate other liabilities of Atria and One Lantern that Ventas is not assuming as part of the working capital consideration, offset by approximately $14.3 million of a contingent consideration liability and approximately $2.0 million of below market operating lease intangibles, both of which are based on the preliminary fair value calculations.

(J)	Represents the write-off of Atria’s deferred income tax liability, which is not assigned any value in the allocation of the acquisition, offset by Ventas’s estimate of approximately $50 million for its deferred tax liability associated with the step up to fair value for book purposes of the Atria and One Lantern assets (difference between book and tax bases).

(K)	Represents the write-off of Atria and One Lantern’s historical equity, net of the issuance of 24.96 million shares of Ventas common stock, which was valued at $1.35 billion at the time of the announcement of the transaction.

(L)	Reflects the acquisition of the noncontrolling interest of a Lazard entity in One Lantern as part of the transaction consideration.

NOTE 3 – VENTAS 2009 AND 2010 TRANSACTIONS ADJUSTMENTS

(M)	Reflects the effect on Ventas’s historical consolidated statements of income and shares used in computing earnings per common share as if Ventas had consummated its 2010 and 2009 acquisitions and other investments (including debt to fund these acquisitions and investments), dispositions, significant debt activity and 2009 equity offering as of the beginning of the nine-month period ended September 30, 2010 or the beginning of the year ended December 31, 2009.

NOTE 4 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(N)	Reflects adjustments to eliminate revenues and expenses of Atria and One Lantern attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition.

(O)	Represents the following adjustments (in millions):

	For the nine months ended September 30, 2010	For the year ended December 31, 2009
Debt not assumed as part of the acquisition	$(3)	$(4)
Fair market value of debt adjustment allocated for the acquisition	(15)	(19)
Amortization of below market lease intangible	(2)	(2)

Pro forma adjustment to interest	$(20)	$(25)

(P)	Based on the preliminary purchase price allocation, Ventas expects to allocate $608 million to land and $2.4 billion to buildings and improvements. Depreciation expense is calculated on a straight line basis based on Ventas’s purchase price allocation and using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a 20-year life for land improvements. Additionally, Ventas’s purchase price allocation includes $114 million of acquired lease intangibles, primarily related to in-place leases, which will be amortized over the average life of these leases (approximately one year). Further, the adjustment reflects the elimination of depreciation expense related to assets Ventas is not acquiring.

(Q)	Reflects adjustments to eliminate expenses of Atria and One Lantern attributable to assets or liabilities that Ventas is not acquiring or assuming as part of the acquisition, offset by the 5% management fee Ventas will be paying to Atria for management services related to the acquired communities.

(R)	Reflects adjustments to eliminate tax benefit of Atria, offset by the estimated tax benefit Ventas expects to recognize due to the acquisition.

(S)	Reflects the issuance of 24.96 million shares of Ventas common stock at closing.

NOTE 5 – FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

Ventas’s historical and pro forma funds from operations (“FFO”) and normalized FFO for the nine months ended September 30, 2010 are summarized as follows (in thousands):

	Ventas Historical	Ventas 2010 Transactions Adjustments (M)	Pro Forma as Adjusted for Ventas 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Acquisition Adjustments (C)	Pro Forma As Adjusted
Net income attributable to common stockholders	$168,584	$(20,179)	$148,405	$(13,021)	$(17,442)	$(22,029)	$95,913
Adjustments:
Real estate depreciation and amortization	153,321	12,883	166,204	38,591	17,040	78,787	300,622
Real estate depreciation related to noncontrolling interest	(5,033)	—	(5,033)	—	—	—	(5,033)
Real estate depreciation related to unconsolidated entities	1,275	2,550	3,825	—	—	—	3,825
Discontinued operations:
Gain on sale of real estate assets	(5,393)	5,393	—	—	—	—	—
Depreciation on real estate assets	464	(61)	403	—	—	—	403

FFO	313,218	586	313,804	25,570	(402)	56,758	395,730
Adjustments:
Income tax expense (benefit)	761	—	761	(5,165)	—	(31,145)	(35,549)
Loss on extinguishment of debt	6,549	—	6,549	2	—	(2)	6,549
Merger-related expenses and deal costs	11,668	514	12,182	—	—	—	12,182
Loss on interest rate swap	—	—	—	—	5,834	—	5,834
Amortization of other intangibles	338	253	591	—	—	—	591

Normalized FFO	$332,534	$1,353	$333,887	$20,407	$5,432	$25,611	$385,337

FFO per diluted share outstanding for the nine months ended September 30, 2010 follows (in thousands, except per share amounts):

	Ventas Historical	Pro Forma As Adjusted

Net income attributable to common stockholders	$1.07	$0.53
Adjustments:
Real estate depreciation and amortization	0.97	1.65
Real estate depreciation related to noncontrolling interest	(0.03)	(0.03)
Real estate depreciation related to unconsolidated entities	0.01	0.02
Discontinued operations:
Gain on sale of real estate assets	(0.03)	—
Depreciation on real estate assets	—	—

FFO	1.99	2.17
Adjustments:
Income tax benefit	—	(0.19)
Loss on extinguishment of debt	0.04	0.04
Merger-related expenses and deal costs	0.07	0.07
Loss on interest rate swap	—	0.03
Amortization of other intangibles	—	—

Normalized FFO	$2.11	$2.11

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	157,453	182,412

Historical and pro forma FFO and normalized FFO for the year ended December 31, 2009 are summarized as follows (in thousands):

	Ventas Historical	Ventas 2009 and 2010 Transactions Adjustments (M)	Pro Forma as Adjusted for Ventas 2009 and 2010 Transactions	Atria Historical (A)	One Lantern Historical (B)	Acquisition Adjustments (C)	Pro Forma As Adjusted

Net income attributable to common stockholders	$266,495	$(82,991)	$183,504	$(19,820)	$(15,137)	$(26,671)	$121,876
Adjustments:
Real estate depreciation and amortization	198,841	30,200	229,041	46,268	30,181	102,774	408,264
Real estate depreciation related to noncontrolling interest	(6,349)	(54)	(6,403)	—	—	—	(6,403)
Real estate depreciation related to unconsolidated entities	—	5,100	5,100	—	—	—	5,100
Discontinued operations:
Gain on sale of real estate assets	(67,305)	67,305	—	(16)	(5,249)	5,265	—
Depreciation on real estate assets	1,727	(1,079)	648	—	—	—	648

FFO	393,409	18,481	411,890	26,432	9,795	81,368	529,485
Adjustments:
Income tax benefit	(3,459)	—	(3,459)	(4,732)	—	(43,407)	(51,598)
Loss on extinguishment of debt	6,080	—	6,080	462	115	(577)	6,080
Merger-related expenses and deal costs	13,015	1,028	14,043	—	590	—	14,633
Gain on interest rate swap	—	—	—	—	(16,960)	—	(16,960)
Amortization of other intangibles	—	788	788	—	—	—	788

Normalized FFO	$409,045	$20,297	$429,342	$22,162	$(6,460)	$37,384	$482,428

FFO per diluted share outstanding for the year ended December 31, 2009 follows (in thousands, except per share amounts):

	Ventas Historical	Pro Forma As Adjusted

Net income attributable to common stockholders	$1.74	$0.67
Adjustments:
Real estate depreciation and amortization	1.30	2.25
Real estate depreciation related to noncontrolling interest	(0.04)	(0.04)
Real estate depreciation related to unconsolidated entities	—	0.03
Discontinued operations:
Gain on sale of real estate assets	(0.44)	—
Depreciation on real estate assets	0.01	—

FFO	2.58	2.92
Adjustments:
Income tax benefit	(0.02)	(0.28)
Loss on extinguishment of debt	0.04	0.03
Merger-related expenses and deal costs	0.09	0.08
Gain on interest rate swap	—	(0.09)
Amortization of other intangibles	—	—

Normalized FFO	$2.68	$2.66

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	152,758	181,377

Pro forma FFO and normalized FFO are presented for information purposes only, and were based on available information and assumptions that the Company’s management believes to be reasonable; however, they are not necessarily indicative of what Ventas’s FFO or normalized FFO actually would have been assuming the transactions had occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, Ventas considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Further, Ventas believes that normalized FFO provides useful information because it allows investors, analysts and Ventas management to compare Ventas’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items. Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Ventas defines “normalized FFO” as FFO excluding the following items (which may be recurring in nature): (a) gains and losses on the sales of assets; (b) merger-related costs and expenses, including amortization of intangible and transition and integration expenses, and deal costs and expenses, including expenses relating to the Company’s lawsuit against HCP, Inc.; (c) the impact of any expenses related to asset impairment and valuations allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt; and (d) the non-cash effect of income tax benefits or expenses.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas’s needs. Ventas believes that in order to facilitate a clear understanding of Ventas’s consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements.